Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 by Gulf Resources, Inc. of our report dated January 9, 2007 relating to the financial statements, which appear in its annual report on Form 10-KSB for the year ended November 30, 2006.


/s/ Pender, Newkirk & Company, LLP

February 27, 2007